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                                                                     EXHIBIT 5.1



                                 April 16, 1998


                                                                      24052-0001

LXR Biotechnology Inc.
1401 Marina Way South
Richmond, CA  94804

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to LXR Biotechnology Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 which the Company filed with the Securities and Exchange Commission on January 30, 1998, as amended by Amendment No. 1 and Amendment No. 2 thereto, (collectively, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") a secondary offering of 6,401,578 shares of its Common Stock, $0.0001 par value (the "Shares"). The Shares offered include 9,747 shares issuable upon the exercise of an outstanding option (the "Option Shares") and 571,429 shares issuable upon the exercise of an outstanding warrant (the "Warrant Shares").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following documents:

        (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of January 26,1998, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of an officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of


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LXR Biotechnology Inc.                           HELLER EHRMAN WHITE & MCAULIFFE
April 16, 1998                                                         ATTORNEYS
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                Directors of the Company, including any committee thereof, relating to the Shares; and (ii) certifying as to certain factual matters;

        (d)     The Registration Statement;

        (e)     Option dated May 13, 1994 (reissued December 9, 1996) (the
                "Option");

        (f)     Share Purchase Warrant dated January 6, 1998 (the "Warrant");

        (g) A letter dated January 27, 1998 from Continental Stock Transfer & Trust Company, the Company's transfer agent, as to the number of shares of Company's Common Stock outstanding as of January 27, 1998.

        This opinion is limited to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Option Shares and Warrant Shares are issued, delivered and paid for in accordance with the terms of the Option and Warrant, respectively; and (iii) all applicable securities laws are complied with, it is our opinion that:

        1. The Shares covered by the Registration Statement, excluding the Option Shares and Warrant Shares, are validly issued, fully paid and nonassessable; and

        2. The Option Shares and Warrant Shares covered by the Registration Statement will be validly issued, fully paid and nonassessable.

        This opinion is rendered in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                             /s/ HELLER EHRMAN WHITE & MCAULIFFE